Exhibit 99.5

AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT
BETWEEN ADELPHIA COMMUNICATIONS CORPORATION
AND COMCAST CORPORATION

     This Amendment No. 3, dated June 26, 2006 (this “Amendment”), amends the Asset Purchase Agreement, between Adelphia Communications Corporation (“Seller”) and Comcast Corporation (“Buyer”), dated as of April 20, 2005, as amended by Amendment No.1, dated June 24, 2005, Amendment No. 2, dated June 21, 2006 and as otherwise amended to date (as so amended, the “Comcast Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Comcast Purchase Agreement.

           WHEREAS, the parties hereto desire to amend the Comcast Purchase Agreement pursuant to Section 9.2 thereof to clarify certain provisions contained therein.

           NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. (a) Prior to the 20th day but no earlier than the first day of the month during which Buyer and Friendco, after consultation with Seller, reasonably anticipate the Closing to occur, Buyer and Friendco may deliver to Seller a written notice signed by both Buyer and Friendco (the “Sysprin Split Notice”) instructing Seller to split the eleven (11) billing “Sysprins” set forth on Annex 1 hereto (each, a “Split Sysprin”), such split to occur on the 21st day of such month (the “Sysprin Split Date”) or as soon thereafter as possible but not later than the 29th day of the month in which the Sysprin Split Notice is delivered (except to the extent so delayed as a result of causes or circumstances beyond the reasonable control of Seller, including, without limitation, the fault of any third party provider). For purposes of this Amendment, “Sysprin” means a so-called sysprin or billing corp database containing subscriber information (e.g., address, CPE, services, rates) for a given geographic area. During the period prior to the Sysprin Split Date, Seller, in cooperation with Buyer and Friendco, shall plan the implementation of and test the accuracy of the processes utilized to perform the Sysprin splits. If a Sysprin Split Notice is timely delivered, then on the Sysprin Split Date (and, if the split does not occur on such date, thereafter until completed), Seller shall use its reasonable commercial efforts to cause each Split Sysprin to be split according to the franchise areas (or where such Split Sysprin contains less than the entire applicable franchise area, according to the applicable franchise tax areas)in such Split Sysprin as set forth on Annex 1 hereto; it being understood that Seller will not bear any responsibility for any failure in performing any Sysprin split that is planned, tested and implemented in cooperation with Buyer and Friendco to the extent such failure results from causes or circumstances beyond the reasonable control of Seller.

     (b) No later than 5 calendar days after the date hereof, Seller shall provide Buyer a price quote from each of its applicable billing vendors stating the cost to perform the Sysprin splits; provided, that Seller shall utilize any discounted or free split rights available to it. Buyer shall reimburse Seller at the first to occur of the Closing and the termination of the Comcast Purchase Agreement for all out-of-pocket costs of performing the splits as were pre-approved by Buyer in writing (such approval or disapproval to be provided no later than 10 calendar days following delivery by Seller of a request therefor); provided, however, that if Buyer disapproves of such costs, Buyer and Seller shall negotiate in good faith to resolve such disagreement within 15 calendar days following such disapproval; and provided further, that if termination results in an obligation on the part of Seller to pay a termination fee to Buyer pursuant to Section 8.5(b) of the Comcast Purchase Agreement, Buyer shall have no obligation to reimburse Seller for its costs incurred pursuant to paragraph 1(a) and this paragraph 1(b).

     (c) If the Closing does not occur in the calendar month in which the Sysprin Split Date occurs or the calendar month immediately thereafter, then, with respect to each Split Sysprin, (i) the Eligible Basic Subscribers in such Split Sysprin shall be calculated (including with respect to the definitions of “Measurement Date”, “Qualified Customer” and “Permitted Promotion”) as if the Closing and Closing Date had occurred on the last Business Day in the calendar month following the calendar month in which the Sysprin Split Date occurred and (ii) the number of Eligible Basic Subscribers so calculated shall be reduced by the “Subscriber Loss” for each month that elapses from the Sysprin Split Date through the Measurement Date (as such Measurement Date is determined in accordance with the Comcast Purchase Agreement based on the actual Closing Date). As used herein, “Subscriber Loss” means, for each monthly period, 0.25% of the number of Eligible Basic Subscribers in the Split Sysprins as determined in accordance with clause (i) of the preceding sentence. For the avoidance of doubt, if the Closing occurs in the calendar month in which the Sysprin Split Date occurs or the calendar month immediately thereafter, then the Eligible Basic Subscribers in such Split Sysprin shall be calculated in accordance with the Comcast Purchase Agreement without giving effect to this Section 1(c), but subject to Section 1(d) hereof.

     (d) Buyer and Seller agree that, to the extent that, solely as a result of the Sysprin split described above, payments by individual Basic Subscribers in any Split Sysprin are not able to be accurately tracked by the Subscriber Accounting System to determine whether the Qualified Customer test in clause (C)(2) of the definition of Eligible Basic Subscriber (in the Comcast Purchase Agreement) is satisfied, and such test cannot otherwise be performed without Seller incurring any incremental out-of-pocket expenses that are not reimbursed by Buyer, then all such Basic Subscribers that would otherwise be subject to such Qualified Customer test and that cannot be accurately tracked in such Split Sysprin shall be deemed Qualified Customers for that test; it being understood that all such Basic Subscribers shall remain subject to the remaining tests of the Eligible Basic Subscriber definition, including the remaining requirements of such clause (C)(2) that such Basic Subscriber not be subject as of the Measurement Date (or deemed Measurement Date, to the extent applicable, under Section 1(c) hereof) to any discount or promotion other than a Permitted Promotion or Historic Promotion.

     2. At Buyer’s request, Seller shall, on behalf of Buyer, issue a deconversion notice to CSG Systems, Inc. (“CSG”) and/or DST Innovis, Inc. (“DST”) pursuant to the applicable agreement with CSG or DST to terminate, effective as of 30 days following the Closing or the MCE Closing (as applicable), CSG’s or DST’s services with respect to the Acquired Systems designated by Buyer; provided, that Buyer shall reimburse Seller at the Closing for any out-of-pocket costs or expenses incurred by Seller or any of its Affiliates arising out of or resulting from such deconversion notice.

     3. (a) Schedule 5.5(a)(ii) of the Seller Disclosure Schedule shall be amended by renumbering numbered paragraph 2 as numbered paragraph 3 and deleting numbered paragraph 1 and replacing it in its entirety with the following:

           “1. All Employees of Adelphia Media Services who are currently identified by job function, description or title, or otherwise noted, on this Schedule 5.5(a)(ii) of the Seller Disclosure Schedule, and

           2. All corporate and regional Employees who are currently identified by job function, description or title, or otherwise noted, on this Schedule 5.5(a)(ii) of the Seller Disclosure Schedule, other than the Employees listed on Exhibit A hereto or the successor to the position of an Employee listed on Exhibit A hereto (each such Employee on Exhibit A or his successor, a “Designated Regional Employee”).”

           (b) Schedule 5.5(a)(ii) is hereby further amended by adding a new Exhibit A to such Schedule at the end thereof in the form of Exhibit A to this Amendment, respectively.

           (c) Notwithstanding the provisions of Section 5.5(d) of the Comcast Purchase Agreement, Seller shall reimburse Buyer on a dollar-for-dollar basis for any reasonable costs incurred by Buyer or its Affiliates, including the payment of severance, to the extent resulting from any termination of employment of or by any Designated Regional Employee with Buyer or its Affiliates, which termination occurs on or prior to the ninetieth (90th) calendar day following the Closing Date other than to the extent (i) such termination results from Buyer’s or any of its Affiliates’ conduct that is in violation of applicable Law; it being understood that only a determination by a court or arbitrator of competent jurisdiction that arises as a result of any employment-related action shall be determinative for purposes of this clause (i) (in which case Buyer shall be responsible for all Liabilities to the extent resulting from such conduct except that the payment of severance under Buyer’s or its Affiliates’ severance plans shall be reimbursed regardless of Buyer’s or its Affiliates’ conduct), (ii) such amount is included in the Closing Net Liabilities Amount used in calculating the Final Adjustment Amount for the Specified Business in which such Transferred Employee is employed or (iii) except pursuant to the Exchange, arising in connection with any disposition of any system following the Closing (the “Regional Employees Reimbursement Obligation”). The Regional Employees Reimbursement Obligation shall (A) to the extent permitted by law, be payable as an administrative expense under section 507(a)(1) of the Bankruptcy Code and, in any event, shall be payable by the Seller (and its successors under any plan of reorganization of Seller) from the Group 1 Reserve (as defined below) and, to the extent that the Group 1 Reserve is insufficient, from funds other than the Escrow unless the Buyer shall, in its sole discretion, elect to utilize funds in the Escrow, (B) constitute Excluded Liabilities under the Comcast Purchase Agreement, including for purposes of Section 7.2(a)(iii) of the Comcast Purchase Agreement, and (C) in no event be subject to the Cap Amount or otherwise be considered in calculating the Cap Amount. For purposes of reserving for its obligations under this Section 3(c), Seller shall establish reserves pursuant to an order of the Bankruptcy Court prior to Closing in an amount equal to $521,000 in respect of the Group 1 Business (the “Group 1 Reserve”). No later than 120 calendar days following the Closing, Buyer shall provide Seller a list of all Designated Regional Employees whose termination of employment following the Closing Date has given rise to a Regional Employee Reimbursement Obligation and a good faith estimate of the severance payment owed to each such Designated Regional Employee. For the avoidance of doubt, references in this Section 3(c) to Buyer and its Affiliates shall be deemed to include references to Friendco and its Affiliates to the extent that any Designated Regional Employee is hired by Friendco or its Affiliates pursuant to the Exchange Agreement.

           (d) The seventh sentence of Section 5.5(a) of the Comcast Purchase Agreement shall be amended in its entirety to read as follows:

“As promptly as practicable, but no later than 15 Business Days prior to the Closing Date, Buyer shall provide to Seller a list of the Applicable Employees who do not satisfy the Background Check, by job position or name and region, and as to whom Buyer as a result of such Background Check failure has not made offers of employment pursuant to this Section 5.5(a) .”

           (e) The first two sentences of Section 5.4(e) of the Comcast Purchase Agreement (Employee Withholding and Reporting Matters) shall be amended in their entirety to read as follows:

“With respect to the calendar year in which the Closing Date occurs, Seller shall retain responsibility for preparing and filing all Forms W-2, Wage and Tax Statements, Forms 941,

Employer’s Quarterly Federal Tax Return, Forms W-4, Employee’s Withholding Allowance Credit, Forms W-5, Earned Income Credit Advance Payment Certificate and all Forms 1099 required with respect to compensation earned by Employees, including Transferred Employees, through the Closing Date. Seller and Buyer agree to comply with the procedures described in Section 4 of the Revenue Procedure 2004-53.”

     4. Section 3 of Amendment No. 1, dated June 24, 2005 (the “First Amendment”), shall be deemed deleted in its entirety from the First Amendment and Schedule 3.2(b) of the Seller Disclosure Schedule shall be deemed to have been unchanged by the First Amendment.

     5. In connection with the purchase of the Transferred Assets and the assumption of the Assumed Liabilities primarily Related to the Group 2 JV Systems, as set forth in Sections 2.1(a) and 2.5 of the Comcast Purchase Agreement, respectively, at the Closing Buyer shall purchase the JV Interests and then assign its rights and obligations under the Comcast Purchase Agreement with respect to each Group 2 JV System to the Transferred Joint Venture Entity identified on Exhibit B, in each case prior to acquiring the Transferred Assets and assuming the Assumed Liabilities primarily Related to the Group 2 JV Systems; provided, that such assignment shall not relieve Buyer of its Liabilities under the Comcast Purchase Agreement. As used herein, “Group 2 JV Systems” means the Systems serving the geographical areas set forth on Exhibit B. For the avoidance of doubt, notwithstanding Buyer’s assignment of its rights and obligations relating to the Group 2 JV Systems at Closing, the Group 2 JV Systems shall, in all respects, continue to be treated as Group 2 Systems under the Comcast Purchase Agreement.

     6. Schedule 1.1(g) of the Seller Disclosure Schedule shall be amended by inserting the following disclosure, which shall be deemed (other than with respect to Section 3.15(a) of the Comcast Purchase Agreement) to have been included in the Seller Disclosure Schedule as of the date of the Comcast Purchase Agreement:

TV Gateway, LLC (n/k/a Sedna Patent Services, LLC)	Limited Liability Company Agreement of TV Gateway, LLC, dated July 24, 2000 TV Gateway Registration Rights Agreement, dated July 24, 2000 TV Gateway Affiliation Agreement, dated July 24, 2000

     7. Schedule 1.1(s)(i) of the Seller Disclosure Schedule shall be amended by inserting the following disclosure as item 2 under the heading “Related to Group 2 Business”, which shall be deemed (other than with respect to Section 3.15(a) of the Comcast Purchase Agreement) to have been included in the Seller Disclosure Schedule as of the date of the Comcast Purchase Agreement:

2.	TV Gateway, LLC (n/k/a Sedna Patent Services, LLC), a Delaware limited liability company	Seller holds 843,547 units, which represent 2.03% of all outstanding units of Sedna Services

     8. Schedule 3.2(g) of the Seller Disclosure Schedule shall be amended by inserting the following disclosure as item 3 to such disclosure schedule, which shall be deemed (other than with respect to Section 3.15(a) of the Comcast Purchase Agreement) to have been included in the Seller Disclosure Schedule as of the date of the Comcast Purchase Agreement:

3.	TV Gateway, LLC (n/k/a Sedna Patent Services, LLC), a Delaware limited liability company	Seller holds 843,547 units, which represent 2.03% of all outstanding units of Sedna Services

     9. Schedules 2.4(j) and 3.2(h) of the Seller Disclosure Schedule shall each be amended, which amendment shall be deemed to be (other than with respect to Section 3.15(a) of the Comcast Purchase Agreement) as of the date of the Comcast Purchase Agreement, by deleting the references to “TV Gateway, LLC” and the corresponding disclosure and, in each case, replacing such disclosure with the word “[Reserved]”.

     10. Part 2 of Schedule A of the Seller Disclosure Schedule shall be amended, as of the date of the Comcast Purchase Agreement, by changing the name of the Geographic Area associated with Group 2 System identified therein as having the LFA_ID 3054 from “Cameron, County of, PA” to “Lumber, Township of, PA”. For the avoidance of doubt, all other disclosure set forth in the row containing LFA_ID 3054 shall remain unchanged.

     11. Except as specifically amended by this Amendment, the Comcast Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall be construed as one with the Comcast Purchase Agreement, and the Comcast Purchase Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment.

     12. This Amendment shall be governed by and construed in accordance with the Comcast Purchase Agreement.

     13. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment.

           IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

ADELPHIA
COMMUNICATIONS
CORPORATION

By:	/s/ Vanessa Wittman

	Name:	Vanessa Wittman
	Title:	ExecutiveVice President and
Chief Financial Officer

COMCAST CORPORATION

By:	/s/ Robert S. Pick

	Name:	Robert S. Pick
	Title:	Senior Vice President

Acknowledged and Approved:

TIME WARNER NY CABLE LLC

By:	/s/ Satish R. Adige

	Name:	Satish R. Adige
	Title:	Senior Vice President, Investments